July 15, 2003

FinancialContent, Inc.
400 Oyster Point Blvd., Suite 435
So. San Francisco, CA 94080
Attention:  Mr. wing Yu

                  Re:  Standby Commitment Agreement

Dear Mr. Yu:

         Asia Pacific Ventures, a Turks and Caicos Islands company (the "Holder") hereby agrees, that it shall provide FinancialContent, Inc., a Delaware corporation (the "Company"), up to an aggregate of One Million Dollars ($1,000,000) (the "Commitment Amount"). The Commitment Amount may be drawn by the Company, at its option (as determined by the disinterested members of the Board of Directors of the Company) at any time prior to July 15, 2004 in one or more tranches, which may be extended for additional one year terms at the option of the Holder, provided, however, that the Company may draw down from the Standby Commitment Amount only at such time that its total cash balances are less than $1,000,000.

         In consideration of this Loan Commitment, FinancialContent agrees to pay a 5% set up fee and a 5% annual maintenance fee on the Commitment amount payable upon the setup and anniversary dates, respectively. There is also a one-time 5% prepayment fee on loans paid in full prior to the maturity date. Holder may elect to take payment of the set up, maintenance and prepayment fees in cash and/or stock discounted 20% to the market based on the twenty (20) day average closing price per share of the Company's common stock as quoted by the NASDAQ Over-the-Counter Bulletin Board on the date of this Agreement, anniversary dates, or pre-payment date, respectively. Any and all draws against the Commitment Amount shall be made on terms (including, without limitation, the nature of the securities to be issued by the Company) that are consistent with those in the market at the time the draw is made for similar investments by investors similar to the Holder in companies similar to the Company

         This agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Holder may assign any of its rights under this agreement to any of its affiliates but no such assignment shall relieve the Holder from its obligations hereunder. The Company may not assign any of its rights under this agreement, except to a successor-in-interest to the Company, without the written consent of the Holder.

         No failure or delay on the part of Company or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other


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right, power or remedy.  Any amendment,  supplement or modification of or to any provision of this agreement, any waiver of any provision of this agreement, or any consent to any departure by the Company or the Holder from the terms of this agreement shall be effective only if it is made or given in writing and signed by all of the parties hereto.

         This agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. This agreement together with the Warrants are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         If  any  one  or  more  of  the  provisions  contained  herein,  or the
application   thereof  in  any  circumstance,   is  held  invalid,   illegal  or
unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first written above.


                                            ASIA PACIFIC VENTURES


                                            By: /s/ Tan Geok Lin
                                                --------------------------------
                                                 Name:  Tan Geok Lin
                                                 Title:



ACCEPTED AND AGREED:

FINANCIALCONTENT, INC.


By: /s/ Wing Yu
    --------------------------------
     Name:  Wing Yu
     Title:  Chief Executive Officer


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